Exhibit 10.3

August 3, 2012

Mr. Charles F. Dolan
Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, NY 11714

Dear Charles:

Re:           Amendment to Time Sharing Agreement

Reference is made hereby to that certain Time Sharing Agreement (the “Agreement”) dated November 22, 2006 by and between you and CSC Transport IV, Inc. (“CSC”)

You and CSC hereby agree that, effective as of April 1, 2012, Section 2(i) of the Agreement shall be amended to read in full as follows:

“(i) with respect solely to any flights hereunder on which neither you nor James L. Dolan is on-board, and with respect to any flights hereunder on which you are in board in excess of 50 hours per year, an additional charge equal to 100% of the expenses listed in Section 2(a)”.

Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

Sincerely,

CSC TRANSPORT IV, INC.

/s/ James Nuzzo
Name: James Nuzzo
Title: EVP, Business Planning

Accepted and agreed:

/s/ Charles F. Dolan
Charles F. Dolan